SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant☒	Filed by a Party other than the Registrant ☐

     Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ALLIANCE SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, CA 95054

Notice of Annual Meeting of Stockholders

To Be Held August 27, 2004

On Friday, August 27, 2004 Alliance Semiconductor Corporation, a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the principal executive offices of the Company, located at 2575 Augustine Drive, Santa Clara, CA 95054. The meeting will begin at 10:00 a.m. local time.

Only stockholders who owned stock at the close of business on June 29, 2004 can vote at this meeting or any adjournment that may take place. At the meeting we will:

•	Elect a Board of Directors to serve until the next Annual Meeting, and until their successors have been duly elected or until their earlier resignation, death or removal;

•	Ratify the appointment of PricewaterhouseCoopers as our independent accountants for the current fiscal year; and

•	Transact any other business properly brought before the Annual Meeting.

You can find more information about each of these items, including the nominees for Directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in this Proxy Statement.

We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

At the meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,
/s/ N. DAMODAR REDDY

N. Damodar Reddy
President and Chief Executive Officer

Santa Clara, CA
July 22, 2004

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
Time And Place Of The Annual Meeting
Purpose Of The Proxy Statement And Proxy Card
Proposals To Be Voted On At This Year’s Annual Meeting
Voting Procedure
Multiple Proxy Cards
Quorum Requirement
Consequences of Not Returning Your Proxy; Broker Non-Votes
Effect Of Abstentions
Required Vote
Vote Solicitation; No Use Of Outside Solicitors
Voting Procedures
Publication Of Voting Results
Other Business
Stockholder Proposals For 2005 Annual Meeting
Annual Meeting Attendance
Proposal No. 1 Election of Directors
Proposal No. 2 Ratification of Appointment of Independent Auditors
Executive Officers of the Company
Security Ownership of Certain Beneficial Owners And Management
Executive Compensation
Option Grants In Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
Equity Compensation Plan Information
Certain Relationships and Related Transactions
Report on Executive Compensation
Audit Committee Report
Fees Billed for Services Rendered by Principal Accountant
Comparison of Stockholder Return
Section 16(a) Beneficial Ownership Reporting Compliance
Code of Business Conduct and Ethics
Other Business
ANNEX A

Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, CA 95054

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 27, 2004

Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set June 29, 2004 as the record date for the meeting. Stockholders of record who owned our Common Stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 35,286,079 shares of Common Stock were outstanding on the record date.

Voting materials, which include this Proxy Statement, a proxy card and the 2004 Annual Report on Form 10-K, will be mailed to stockholders on or about July 26, 2004.

In this Proxy Statement:

•	“We,” “us,” “our,” “Alliance” and the “Company” refer to Alliance Semiconductor Corporation;

•	“Annual Meeting” or “Meeting” means our 2004 Annual Meeting of Stockholders;

•	“Board of Directors” or “Board” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

The Annual Meeting is being held on Friday, August 27, 2004 at 10:00 a.m. local time at our principal executive offices located at 2575 Augustine Drive, Santa Clara, CA 95054.

All stockholders who owned shares of our stock as of June 29, 2004, the record date, may attend the Annual Meeting.

Purpose Of The Proxy Statement And Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our Common Stock on June 29, 2004, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint N. Damodar Reddy (the Chairman of the Board, Chief Executive Officer and President of the Company) and Ronald K. Shelton (the Vice President, Finance and Administration and Chief Financial Officer of the Company) as your representatives at the meeting. N. Damodar Reddy and Ronald K. Shelton will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year’s Annual Meeting

You are being asked to vote on:

•	The election of five Directors to serve on our Board of Directors; and

•	The ratification of our appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

•	signing another proxy with a later date; or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

•	vote your shares on routine matters: or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of Director(s)), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the five nominees receiving the highest number of “yes” votes will be elected as Directors. The ratification of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting.

Vote Solicitation; No Use Of Outside Solicitors

Alliance is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our Directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned signed but not marked will be voted FOR each of the Director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005, which we will file with the SEC. You will be able to get a copy by visiting our web site at www.alsc.com, calling our Investor Relations Department at (408) 855-4900, calling the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any matters not described in the Proxy Statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions.

Stockholder Proposals For 2005 Annual Meeting

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and the Company’s Bylaws.

To have your proposal included in our proxy statement for the 2005 Annual Meeting, you must submit your proposal in writing by March 28, 2005 to the Company’s Secretary at the Company’s principal executive offices located at 2575 Augustine Drive, Santa Clara, California 95054.

According to the Company’s Bylaws, in order for any stockholder to propose any business (including nominations for Director) at the 2005 Annual Meeting, such stockholder is required to provide us with advance written notice not later than June 28, 2005 and not earlier than May 28, 2005. In the event that the date of the 2005 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the date on which the 2004 Annual Meeting is held, this advance notice must be received not earlier than 90 days prior to the 2005 Annual Meeting and not later than 60 days prior to the 2005 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of the 2005 Annual Meeting is first made. The notice should be directed to the attention of the Corporate Secretary and it must contain the following information as to each matter the stockholder proposes to bring before the Annual Meeting: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner. In addition, if you submit a proposal for the 2005 Annual Meeting after June 11, 2005, the proxies for the 2005 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

Annual Meeting Attendance

Members of the Company’s Board of Directors are expected to attend the Annual Meeting of Stockholders. The 2003 Annual Meeting of Stockholders was attended by Directors Juan Benitez, C.N. Reddy, N. Damodar Reddy and Sanford Kane, all of whom are standing for re-election. Director Gregory E. Barton, who was not a Director at the time of the 2003 Annual Meeting of Stockholders, did not attend such meeting.

Proposal No. 1
Election of Directors

At the Annual Meeting, the stockholders shall elect five Directors of the Company to serve until the next annual meeting of stockholders and until their successors have been elected or until their earlier resignation, death or removal. The Nominating and Corporate Governance Committee has nominated for election as Directors each of the following persons: Juan A. Benitez, Sanford L. Kane, Gregory E. Barton, C.N. Reddy and N. Damodar Reddy. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the Company’s nominees named below. Each of the nominees is currently a Director of the Company. Assuming a quorum is present, the five nominees for election as Directors who receive the greatest number of votes cast for the election of Directors at the Annual Meeting will become Directors at the conclusion of the tabulation of votes. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the Proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy or the Board will be reduced in accordance with the Bylaws of the Company. It is not expected that any nominee will be unable, or will decline, to serve as a Director. The Company intends to add an additional independent Director within the next 12 months.

Directors/Nominees

The names of the current members of the Board, who are also the Company’s nominees for the Board, their ages as of July 1, 2004, and certain other information about them, are set forth below:

Name of Nominee and Director	Age	Principal Occupation	Director Since
N. Damodar Reddy	65	Chairman of the Board, Chief Executive Officer and President	1985
C.N. Reddy	48	Executive Vice President and Director	1985
Sanford L. Kane (1)(2)(3)(4)	62	President of Kane Concepts Incorporated	1993
Juan A. Benitez (1)(2)(3)(4)	55	President and CEO of Enterprise Development International	2001
Gregory E. Barton (2)(4)	42	Executive Vice President, General Counsel and Secretary of Ziff Davis Media, Inc.	2003

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Stock Benefit Committee (until January 2004).

(4)	Member of the Nominating and Corporate Governance Committee.

N. Damodar Reddy and C.N. Reddy are brothers. There are no other family relationships among any of the Directors or executive officers of the Company.

N. Damodar Reddy is the co-founder of the Company and has served as the Company’s Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company’s Chief Financial Officer from June 1998 until January 1999. Under his guidance, the Company created the fabless model that many memory companies follow today. From September 1983 to February 1985, Mr. Reddy co-founded and served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. In 1995, Mr. Reddy was selected as “Entrepreneur of the Year” in Northern California, an award sponsored by Inc. magazine, Ernest and Young and Merrill Lynch. Mr. Reddy is a member of the Board of Directors of one other publicly traded company, Tower Semiconductor Ltd.. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests. He holds a B.S. degree in Electrical Engineering from Osmania University, a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as a Director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company’s Vice President — Engineering. In May 1993, he was appointed Senior Vice-President — Engineering and Operations. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds an M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 50 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests.

Sanford L. Kane has served as a member of the Company’s Board of Directors since June 1993. Since 1992 he has served as President of Kane Concepts Incorporated, a consulting company. From January 2000 to December 2000 Mr. Kane served as Chairman and CEO of Legacy Systems, Inc., a startup company in which Alliance is the largest shareholder. From January 1993 to April 1995, he served as Chairman and Chief Executive Officer of Tower Semiconductor Ltd., a publicly held wafer fabrication company. From October 1990 to January 1992, he was President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, he was President and Chief Executive Officer of U.S. Memories, Inc., a joint venture that was intended to be a United States manufacturer of semiconductor memory devices. Prior to July 1989, Mr. Kane spent 27 years with IBM in various managerial and technical positions, most recently as Vice President of Industry Operations—General Technology Division. While at IBM, Mr. Kane served as a Director of SEMATECH and the Semiconductor Industry Association. Mr. Kane is also a Director of Multi Fineline Electronix Inc., a publicly traded flexible printed circuit manufacturer and SCP Global Technologies, Inc. and Metara Inc., each a privately held semiconductor equipment company.

Juan A. Benitez has served as a member of the Company’s Board of Directors since June 2001. He currently serves as President and Chief Executive Officer of Enterprise Development International, a non-profit economic development organization supporting microenterprise development programs with business training, technical support and capital procurement. From April 1995 to January 1997, Mr. Benitez was the Director of the Washington office of Opportunity International, a non-profit global confederation of microenterprise development organizations. From January 1993 to April 1995, he was a consultant for various entities on operations, recruiting, fundraising, asset management, marketing and policy making. Mr. Benitez was President, Chief Executive Officer and a Director of Paradigm Technology, Inc., a semiconductor company, from August 1992 to January 1993. He was president and a Director of Lifestream Diagnostics Inc., a medical instruments startup company, from September 1990 to February 1991. In 1989, Mr. Benitez was appointed by the first Bush administration to the post of the United States Department of Commerce, Deputy Assistant Commerce Secretary, and then served as Deputy Commerce Undersecretary until September 1990. From October 1980 to December 1988, Mr. Benitez served in various roles with Micron Technology, Inc., starting as the eighth employee of the founding group and managing different phases of the startup and growth of the company, including Facilities Manager, Vice President of Operations, President and Chief Operating Officer, and as a Director. Mr. Benitez currently is a member of the Board of Directors of Nextest Systems Corporation.

Gregory E. Barton has served as a member of the Company’s Board of Directors since December 2003. Since November 2002, he has served as Executive Vice President, General Counsel and Secretary of Ziff Davis Media Inc., New York, New York, a leading integrated media company focusing on the technology, videogame and consumer lifestyle markets. From September 1998 to November 2002, Mr. Barton held various positions at Index Development Partners, Inc. (formerly known as Individual Investor Group, Inc.), New York, New York, including President (July 2001-November 2002), Chief Financial Officer (October 2000-November 2002), Vice President of Business Development (September 1999-July 2001) and General Counsel and Secretary (September 1998-November 2002). Previously, Mr. Barton served the Company as General Counsel (May 1995-August 1998) and Vice President — Corporate and Legal Affairs (September 1996-August 1998). Mr. Barton began his career at the New York office of Gibson, Dunn & Crutcher. Mr. Barton graduated magna cum laude from Harvard Law School and summa cum laude from Claremont McKenna College.

Director Nomination

Criteria for Nomination to the Board.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) seeks to consider the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, and that members of the Company’s Audit Committee meet the financial literacy requirements under the rules of the NASDAQ Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for Director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholders Proposals for Nominees.

The Nominating Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the Board of Directors, Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, CA 95054 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption “Stockholder Proposals for 2005 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.

The Nominating Committee will consider Director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee not less than six months prior to any meeting at which Directors are to be elected. Submissions must include the information described under “Stockholder Proposal for 2005 Annual Meeting”. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a Director if elected.

Board Nominees for the 2004 Annual Meeting

Each of the nominees listed in this Proxy Statement are current Directors standing for re-election. Gregory E. Barton was appointed in December 2003 to fill a Board seat that was left vacant because of the death of former Director Jon Minnis. Prior to his appointment to the Board, Mr. Barton was recommended to the Nominating Committee by non-employee Directors.

Meetings and Committees of the Board of Directors

Board of Directors

During the fiscal year ended March 27, 2004 (“fiscal 2004”), the Board of Directors met 8 times. Each incumbent Director attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which he served and was eligible to attend.

Committees

The Board of Directors has delegated certain authority to designated committees. Standing committees of the Board include an Audit Committee, a Compensation Committee, a Stock Benefit Committee and a Nominating and Corporate Governance Committee, the membership and duties of which are set forth below.

Nominating and Corporate Governance
Audit Committee (1)	Compensation Committee (1)	Stock Benefit Committee (1)(2)	Committee
Sanford L. Kane	Juan A. Benitez	Sanford L. Kane	Sanford L. Kane
Gregory E. Barton	Sanford L. Kane	Juan A. Benitez	Gregory E. Barton
Juan A. Benitez			Juan A. Benitez

(1)	Former Director Jon Minnis served on this Committee until his death in September 2003.

(2)	Dissolved in January 2004

Audit Committee

The Audit Committee consists of three Directors. The functions of the Audit Committee are, among other things: to oversee the accounting and financial reporting processes, and the external audits of the Company; to provide to the Board of Directors the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee the Company’s independent auditors; to oversee the finance function of the Company; to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee undertakes these specific duties and other responsibilities listed in the Audit Committee’s charter, as amended, which was included in last year’s Proxy Statement, and such other duties as the Board may prescribe from time to time. See also “Audit Committee Report.” The Audit Committee held four (4) meetings in fiscal 2004, in addition to quarterly meetings with each of the Chief Executive Officer and Chief Financial Officer of the Company and with the Company’s independent auditors.

Compensation Committee

The Compensation Committee consists of two (2) Directors and is responsible for determining the compensation of executive officers of the Company, including grant of stock options to executive officers. Prior to January 2004 the Compensation Committee oversaw non-stock compensation of the Company’s executive officers. The Compensation Committee met three (3) times in fiscal 2004. All members of the Compensation Committee are non-employee, outside Directors. No member of the Compensation Committee is, or formerly was, an officer of the Company.

Stock Benefit Committee

The Stock Benefit Committee consisted of two Directors and administered the Company’s 2002 Stock Option Plan, 1993 Directors Stock Option Plan, 1996 Employee Stock Purchase Plan and other stock benefit plans for officers, employees and other service providers; however, the Stock Benefit Committee did not administer discretionary stock benefit plans for Directors. In fiscal 2004, the Stock Benefit Committee acted by unanimous written consent 214 times. In January 2004 the Board created the Stock Option Committee to oversee routine stock option grants to non-executive officers of the Company. The Stock Benefit Committee was dissolved in January 2004, and the Compensation Committee now reviews stock option grants to executive officers of the Company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of three Directors is responsible for identifying and evaluating nominees on behalf of the Board of Directors in accordance with the processes and policies adopted by the Board and this committee. The Nominating and Corporate Governance Committee was formed in January 2004 and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. Prior to the formal creation of the Nominating and Corporate Governance Committees, the Board of Directors created a Special Nominating Committee which consisted of Directors Kane and Benitez. The Nominating and Corporate Governance Committee met one (1) time since its creation in January 2004 during fiscal 2004.

Director Independence; Financial Experts

Messrs. Kane, Barton and Benitez have no current relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) other than as members of the Board and holders of Company stock and stock options, and the Board believes that each of them is “independent” within the NASDAQ listing standards. Mr. Barton was previously an officer of the Company. In addition, the Board has determined that each member of the Audit Committee meets the standards for independence of audit committee members under current rules of the Securities and Exchange Commission.

The Board has determined that Mr. Kane qualifies as an “audit committee financial expert” as defined under SEC rules.

Communications with Directors

Stockholders who wish to communicate with our Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so by writing to them via regular mail at c/o Board of Directors, Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, CA 95054. If you wish to contact our Board of Directors or any member of the Audit Committee to report questionable accounting or audit matters you may do so anonymously by using this mailing address and designating the communication as “confidential.”

Corporate Governance

The Board of Directors has adopted a series of guidelines that include the following items concerning the Board of Directors:

•	Three-fifths of the Board of Directors shall be comprised of independent Directors. The Board of Directors has an independent Director designated as the Lead Independent Director, who is responsible for coordinating the activities of the other independent Directors and performs various other duties as described more fully below.

•	Independent Directors shall meet on a regular basis, and no less then twice each year apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running the meetings.

•	All Directors shall stand for reelection every year.

•	The Board of Directors has adopted a retirement policy for officers and Directors. Under the policy, Directors may not stand for reelection after age 75.

•	Board compensation shall be a mix of cash and equity-based compensation. Independent Directors may not receive consulting, advisory or other compensatory fees from the Company in addition to their Board compensation.

•	The Board of Directors appoints members of Board Committees.

In addition, in January 2004 the Board of Directors created the position of “Lead Independent Director”, the specific responsibilities of which are to advise the Chairman of the Board with respect to the following:

•	Appropriate schedule of Board meetings, seeking to ensure that the independent Directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;

•	Agendas for the Board and Committee meetings;

•	Assessment of the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent Directors to effectively and responsibly perform their duties, and although the Company’s management is responsible for the preparation of materials for the Board of Directors, the Lead Independent Director may specifically request the inclusion of certain materials;

•	Assessment of the Nominating and Corporate Governance Committee’s oversight and compliance with and implementation of the Company’s corporate governance policies and confirm that the Chairman of the Nominating and Corporate Governance Committee oversees the process to recommend revisions to Alliance’s corporate governance policies;

•	Agendas for the executive sessions of the Board’s independent Directors, and acting as the principal liaison between the independent Directors and the Chairman of the Board and/or Chief Executive Officer on sensitive issues; and

•	Membership of the various Board Committees, as well as selection of the Committee Chairs.

The Lead Independent Director shall have the authority to retain such counsel or consultants as the Lead Independent Director deems necessary to perform his or her responsibilities. The Lead Independent Director is presently Sanford L. Kane.

Directors’ Compensation

Effective April 2004, each non-employee Director receives a $6,000 fee for each meeting of the Company’s Board of Directors physically attended by such Director. Prior to such date, each non-employee Director received a $5,000 fee for each meeting of the Company’s Board of Directors physically attended by such Director.

All Directors are reimbursed for reasonable expenses incurred attending meetings of the Board of Directors.

In fiscal 1994, Mr. Kane, one of the Company’s non-employee Directors, was granted options to purchase 90,000 shares of common stock, at an exercise price of $1.33 per share, all of which have been exercised.

In fiscal 1998, Mr. Kane was granted options to purchase 50,000 shares of common stock, at an exercise price of $5.50 per share, which are all fully vested.

Upon being elected a Director on June 30, 2001, Mr. Benitez was granted an option to purchase 50,000 shares of common stock, at an exercise price per share of $11.89. This option vests over a period of five years, such that 20% vests on the first anniversary subsequent to June 30, 2001 and then the option vests in equal quarterly installments over the next four years, in each case subject to Mr. Benitez continued service as a Director of the Company.

Following his appointment as a Director on December 2003, Mr. Barton was granted an option to purchase 50,000 shares of common stock at an exercise price per share of $8.37 in January 2004. This option vests over a period of five years, such that 20% vests on the first anniversary subsequent to January 22, 2004 and then the option vests in equal quarterly installments over the next four years, in each case subject to Mr. Barton’s continued service as a Director of the Company.

In January 2004 Mr. Kane was granted an option to purchase 50,000 shares of common stock, at an exercise price per share of $8.37. This option vests over a period of five years, such that 20% vests on the first anniversary subsequent to January 22, 2004 and then the option vests in equal quarterly installments over the next four years, in each case subject to Mr. Kane’s continued service as a Director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

Proposal No. 2
Ratification of Appointment of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending March 26, 2005, and the stockholders are being asked to ratify such appointment. PricewaterhouseCoopers LLP (or its predecessor) has been engaged as the Company’s independent auditors since the Company’s inception in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Notwithstanding its selection, the Audit Committee, in its discretion, may hire new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interest Company and its stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Percentage of Audit Fees Pre-Approved

During fiscal 2004, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

Independence of PricewaterhouseCoopers

The Audit Committee has determined that the accounting advice and tax services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS THE COMPANY’S INDEPENDENT AUDITORS.

Executive Officers of the Company

Certain information concerning executive officers of the Company, including their ages as of July 1, 2004, is set forth below:

Name	Age	Position
N. Damodar Reddy	65	Chairman, President and Chief Executive Officer
C.N. Reddy	48	Executive Vice President, Director
Ronald K. Shelton	43	Vice President, Finance and Administration and Chief Financial Officer
Ritu Shrivastava	53	Vice President and General Manager, Technology Development and Operations

N. Damodar Reddy is the co-founder of the Company and has served as the Company’s Chairman of the Board, Chief Executive Officer and President from its inception in February 1985. Mr. Reddy also served as the Company’s Chief Financial Officer from June 1998 until January 1999. Under his guidance, the Company created the fabless model that many memory companies follow today. From September 1983 to February 1985, Mr. Reddy co-founded and served as President and Chief Executive Officer of Modular Semiconductor, Inc., and from 1980 to 1983, he served as manager of Advanced CMOS Technology Development at Synertek, Inc., a subsidiary of Honeywell, Inc. Prior to that time, Mr. Reddy held various research and development and management positions at Four Phase Systems, a subsidiary of Motorola, Inc., Fairchild Semiconductor and RCA Technology Center. In 1995, Mr. Reddy was selected as “Entrepreneur of the Year” in Northern California, an award sponsored by Inc. magazine, Ernst and Young, and Merrill Lynch. Mr. Reddy is a member of the board of Directors of Tower Semiconductor Ltd., a publicly traded company, as well as serving on the board of several other privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests. He holds a B.S. degree in Electrical Engineering from Osmania University, a M.S. degree in Electrical Engineering from North Dakota State University and a M.B.A. from Santa Clara University. N. Damodar Reddy is the brother of C.N. Reddy.

C.N. Reddy is the co-founder of the Company and has served as a Director of the Company since its inception in February 1985. Mr. Reddy served as Secretary to the Company from February 1985 to October 2000. Beginning in February 1985, Mr. Reddy served as the Company’s Vice President — Engineering. In May 1993, he was appointed Senior Vice-President — Engineering and Operations. In December 1997, he was appointed Executive Vice President and Chief Operating Officer. In October 2000, Mr. Reddy resigned his positions as Chief Operating Officer and Secretary, and was appointed Executive Vice President for Investments. From 1984 to 1985, he served as Director of Memory Products of Modular Semiconductor, Inc., and from 1983 to 1984, Mr. Reddy served as a SRAM product line manager for Cypress Semiconductor Corporation. From 1980 to 1983, Mr. Reddy served as a DRAM development manager for Texas Instruments, Inc. and, before that, he was a design engineer with National Semiconductor Corporation for two years. Mr. Reddy holds a M.S. degree in Electrical Engineering from Utah State University. Mr. Reddy is named inventor of over 50 patents related to SRAM and DRAM designs. C.N. Reddy is the brother of N. Damodar Reddy. Mr. Reddy serves on the Board of Directors of many privately held companies, including several companies in which Alliance Venture Management’s investment funds hold equity interests.

Ronald K. Shelton joined Alliance in April 2002, and was appointed Vice President, Finance and Administration, and CFO. Mr. Shelton was previously with empowerTel Networks, a privately held company where he served as CFO from 1999 to 2002. From 1996 to 1999, Mr. Shelton served as CFO of Cirrus Logic, Inc., a leading supplier of analog and DSP chip solutions for the consumer entertainment electronics industry. Mr. Shelton was Vice President, Finance and Administration, and CFO of the Company from 1992 to 1996. Mr. Shelton received his Bachelor’s degree in Economics from Stanford University.

Ritu Shrivastava joined the Company in November 1993 and is currently Vice President/General Manager of Technology Development and Operations. Dr. Shrivastava was designated as an executive officer of the Company in July 1997. Dr. Shrivastava has been responsible for co-developing many generations of memory technologies and products at various foundries in Taiwan, Singapore, Japan, and U.S., which supported the Company’s leadership in the successful fabless model. Prior to joining the Company, Dr. Shrivastava worked at Cypress Semiconductor Corporation for more than 10 years in various technology management positions, the last one being Director of Technology Development. Before Cypress, Dr. Shrivastava was with Mostek Corporation where he was responsible for one of the first CMOS manufacturing lines in the U.S. for memory and gate-array applications. Dr. Shrivastava served on the Electrical Engineering faculty at Louisiana State University where he also received his Ph.D. Dr. Shrivastava completed his Master’s and Bachelor’s degrees in Electrical Communication Engineering from Indian Institute of Science, Bangalore, India and a Bachelor’s degree in Science from Jabalpur University, India. Dr. Shrivastava is named inventor in 20 patents related to various technologies, and is a Fellow of IEEE. He also serves on the editorial board of IEEE Transactions on Electron Devices as a CMOS editor.

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company’s Common Stock as of June 29, 2004 (or such other date as may be indicated in the footnote for the respective person) for (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each Director of the Company and (iv) all Directors and executive officers of the Company as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. On June 29, 2004, there were 35,286,079 shares of the Company’s Common Stock outstanding.

	Amount and	Percent
	Nature of Beneficial	Of
Name and Address of Beneficial Owner (1)	Ownership (2)(3)	Class
Heartland Advisors, Inc. (4) 789 North Water Street Milwaukee, WI 53202	2,511,000	7.1%
Dimensional Fund Advisors (5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,357,060	6.7%
Schneider Capital Management Corporation (6) 460 E. Swedesford Road, Suite 1080 Wayne, PA 19087	2,146,925	6.1%
Royce & Associates (7) 1414 Avenue of the Americas New York, NY 10019	1,911,200	5.4%
N. Damodar Reddy (8)	6,885,350	20.1%
C.N. Reddy (9)	4,556,850	13.4%
Sanford L. Kane (10)	100,000	*
Juan Benitez (11)	30,000	*
Gregory E. Barton	8,592	*
Ritu Shrivastava (12)	200,341	1.1%
Ronald Shelton (13)	46,815	*
Narendar Venugopal (14)	34,348	*
All Directors and officers listed herein as a group (8 persons) (15)	11,862,296	35.1%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Alliance Semiconductor Corporation, 2575 Augustine Drive, Santa Clara, California 95054.

(2)	Unless otherwise noted, the Company believes that all persons or entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by them, subject to community property laws where applicable.

(3)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 29, 2004 upon the exercise of options, excluding, however, options granted pursuant to the Company’s 1996 Employee Stock Purchase Plan, as the shares subject to option under that plan for the next applicable Purchase Date (August 13, 2004) may depend upon the fair market value of the Company’s Common Stock on such Purchase Date, which value is not known as of the date of this Proxy Statement. Each stockholder’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days of June 29, 2004 have been exercised.

(4)	Heartland Advisors, Inc. (“Heartland”) is the beneficial owner of Common Stock by virtue of its investment discretion and voting authority granted by certain clients. Mr. William J. Nasgovitz may also be deemed to be the beneficial owner of the Common Stock as a result of his ownership interest in Heartland. Heartland and Mr. Nasgovitz each disclaims beneficial ownership of any shares reported above. The number of shares is as reported on a Schedule 13G filed by Heartland on February 12, 2004.

(5)	Dimensional Fund Advisors, Inc. (“Dimensional”) is the beneficial owner of Common Stock as a result of providing investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership of any shares reported above. The number of shares is as reported on a Schedule 13G/A filed by Dimensional on February 6, 2004.

(6)	The number of shares is as reported on a Schedule 13G filed by Schneider Capital Management Corporation on February 12, 2004.

(7)	The number of shares is as reported on a Schedule 13G filed by Royce & Associates LLC on January 27, 2004.

(8)	Includes 345,000 shares held of record by N.D.R. Investments, Inc., of which N. Damodar Reddy is the sole stockholder. Includes 250,000 shares subject to options exercisable within 60 days of June 29, 2004.

(9)	Includes 677,500 shares held of record by C.N. Reddy Investments, Inc., of which C.N. Reddy is the sole stockholder. Includes 180,000 shares subject to options exercisable within 60 days of June 29, 2004.

(10)	Includes 50,000 shares subject to options exercisable within 60 days of June 29, 2004.

(11)	Includes 30,000 shares subject to options exercisable within 60 days of June 29, 2004.

(12)	Includes 198,582 shares subject to options exercisable within 60 days of June 29, 2004.

(13)	Includes 45,000 shares subject to options exercisable within 60 days of June 29, 2004.

(14)	Includes 32,750 shares subject to options exercisable within 60 days of June 29, 2004.

(15)	Includes 786,332 shares subject to options exercisable within 60 days of June 29, 2004.

Executive Compensation

The following table sets forth certain information concerning compensation of (i) the Company’s Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Company serving at March 27, 2004, for the fiscal year ended March 27, 2004 and each of the Company’s past two fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards
	Fiscal		Bonus	Other Annual	Securities Underlying
Name and Principal Position (6)	Year	Salary ($)	($)(1)	Compensation ($)(2)	Options (#)(3)
N. Damodar Reddy	2004	$300,000	—	—	—
President, Chief Executive Officer	2003	$300,000	—	—	—
And Chairman of the Board	2002	$270,000	—	—	150,000
C.N. Reddy	2004	$275,000	—	—	—
Executive Vice President	2003	$275,000	—	—	—
	2002	$254,367	—	—	100,000
Ronald K. Shelton (4)	2004	$192,077	—	—	55,000
Vice President of Finance and	2003	$184,871	—	—	100,000
Administration, and Chief Financial Officer	2002	—	—	—	—
Ritu Shrivastava	2004	$187,000	—	—	25,000
Vice President/General Manager,	2003	$186,400	—	—	30,000
Technology Development and Operations	2002	$165,115	—	—	25,000
Narendar Venugopal (5)	2004	$169,346	$221,341	—	25,000
Vice President and General Manager,	2003	$169,347	$528,678	—	85,000
Mixed Signal Business Unit	2002	$42,500	—	—	—

(1)	Represents bonuses earned for services rendered during the fiscal year listed, even if paid after the end of the fiscal year.

(2)	Perquisites are excluded as their aggregate value did not meet the reporting threshold of the lesser of $50,000 or 10% of the individual’s salary plus bonus. N. Damodar Reddy and C.N. Reddy were eligible to receive certain distributions of cash and marketable securities in their capacity as partners of Alliance Venture Management and/or Solar Ventures. See “Certain Transactions.”

(3)	Excludes purchase rights pursuant to the 1996 Employee Stock Purchase Plan.

(4)	Ronald K. Shelton joined the Company in April 2002.

(5)	The Company’s executive officers are N. Damodar Reddy, C.N. Reddy, Ronald K. Shelton and Ritu Shirvastava. Mr. Venugopal is included herein solely because he was one of the four most highly compensated officers of the Company, other than the CEO, for fiscal 2004. Mr. Venugopal joined the Company on January 1, 2002. The bonuses earned by Mr. Venugopal in fiscal 2003 and 2004 were based on certain revenue milestones for the Mixed Signal Business Unit.

Option Grants In Last Fiscal Year

The following table provides information with respect to stock options granted to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. The options granted vest twenty percent (20%) after the first year of service and then five percent (5%) each quarter there until the option is fully vested, subject to continued employment or provision of services to the Company.

Potential Realizable Value at
Assumed Annual Rates of Stock
Price Appreciation For Option
	Individual Grants(1)				Term(2)
Percent of
	Number of	Total Options
	Securities	Granted	Exercise or
	Underlying	to Employees	Base
	Options	in Fiscal Year	Price	Expiration
Name	Granted (#)	(%)(3)	($/sh)	Date	5% ($)	10% ($)
N. Damodar Reddy	—	—	—	—	—	—
C.N. Reddy	—	—	—	—	—	—
Ronald K. Shelton	55,000	3.3%	$6.85	12/15/2013	$236,936	$600,442
Ritu Shrivastava	25,000	1.5%	$6.85	12/15/2013	$107,698	$272,928
Narendar Venugopal	25,000	1.5%	$6.85	12/15/2013	$107,698	$272,928

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year.

(2)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the SEC. There is no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3)	The Company granted stock options representing 1,643,900 shares to employees in the last fiscal year.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 2004 and the value of stock options held at the end of fiscal 2004 by each of the officers named in the Summary Compensation Table above.

			Number of Securities Underlying		Value of Unexercised In-
			Unexercised Options at Fiscal		The-Money Options at
	Shares Acquired on	Value Realized	Year End (#)		Fiscal Year End ($)(2)
Grantee	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
N. Damodar Reddy	—	—	220,000	130,000	0	0
C.N. Reddy	—	—	160,000	90,000	0	0
Ronald K. Shelton	—	—	35,000	120,000	0	$29,150
Ritu Shrivastava	—	—	190,582	62,500	$343,853	$93,125
Narendar Venugopal	—	—	27,250	82,750	$22,188	$79,813

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise based on the per share closing price of the Company’s Common Stock as reported on the Nasdaq National Market, less the aggregate exercise price, and may not be realized upon the sale of the shares underlying the option, and does not necessarily indicate that the optionee sold such shares.

(2)	These values have not been and may never be realized. They are based on the difference between the respective exercise prices of outstanding stock options and the closing price of the Company’s Common Stock on March 26, 2004 of $7.38 per share.

Equity Compensation Plan Information

The following table provides information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 26, 2004, including the 2002 Stock Option Plan, the 1992 Stock Option Plan, the 1996 Employee Stock Purchase Plan, and the 1993 Directors’ Stock Option Plan.

			Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options,	price of outstanding options,	plans as of March 31, 2004
	warrants and rights as of	warrants and rights as of	(excluding securities reflected
	March 31, 2004	March 31, 2004	in column (a))
Equity compensation plans approved by security holders	3,692,282 (1)	$7.76	3,036,627
Equity compensation plans not approved by security holders (2)	0	0	0
Total	3,692,282	$7.76	3,036,6

(1)	Issued under our 2002 Stock Option Plan, our 1992 Stock Option Plan, our 1996 Employee Stock Purchase Plan and our 1993 Directors’ Option Plan. Effective April 7, 2002, all options, warrants and rights issued under our 1992 Stock Option Plan were assumed by our 2002 Stock Option Plan. No additional stock options may be issued pursuant to the 1993 Directors’ Option Plan.

(2)	All of our equity compensation plans were approved by our security holders.

Certain Relationships and Related Transactions

N. Damodar Reddy, the Chairman of the Board, President and Chief Executive Officer of the Company, is a Director and investor in Infobrain, Inc. (“Infobrain”) an entity which provides the following services to the Company: intranet and internet web site development and support, migration of Oracle applications from version 10.7 to 11i; MRP software design implementation and training, automated entry of manufacturing data, and customized application enhancements in support of the Company’s business processes. The Company paid Infobrain approximately $306,000 in fiscal 2003 and $290,000 during fiscal 2004. Mr. Reddy is not involved in the operations of Infobrain.

In October 1999, the Company formed Alliance Venture Management LLC (“Alliance Venture Management”), a California limited liability company, to manage and act as the general partner in the investment funds the Company intended to form. Alliance Venture Management does not directly invest in the investment funds with the Company, but is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participate in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy.

Each of the owners of the Series A, B, C, D and E member units in Alliance Venture Management (“Preferred Member Units”) paid the initial carrying value for their shares of the Preferred Member Units. While the Company owns 100% of the common units in Alliance Venture Management, it does not hold any Preferred Member Units and does not participate in the management fees generated by the management of the investment funds. N. Damodar Reddy and C.N. Reddy, who are Directors of the Company and members of the Company’s senior management, each hold 48,000 Preferred Member Units, respectively, of the 162,152 total Preferred Member Units outstanding and the 172,152 total Member Units outstanding.

In November 1999, the Company formed Alliance Ventures I, LP (“Alliance Ventures I”) and Alliance Ventures II, LP (“Alliance Ventures II”), both California limited partnerships. The Company, as the sole limited partner, owns 100% of the limited partnership interests in each partnership. Alliance Venture Management acts as the general partner of these partnerships and receives a management fee of 15% based upon realized investment gains from these partnerships for its managerial efforts, calculated on an annual basis.

At Alliance Venture Management’s inception in October 1999, Series A member units and Series B member units in Alliance Venture Management were created. The holders of Series A units and Series B units receive management fees of 15% of investment gains realized by Alliance Ventures I and Alliance Ventures II, respectively. In February 2000, upon the creation of Alliance Ventures III, LP (“Alliance Ventures III”), the management agreement for Alliance Venture Management was amended to create Series C member units which are entitled to receive a management fee of 16% of investment gains realized by Alliance Ventures III. In January 2001, upon the creation of Alliance Ventures IV, LP (“Alliance Ventures IV”) and Alliance Ventures V, LP (“Alliance Ventures V”), the management agreement for Alliance Venture Management was amended to create Series D and E member units which are entitled to receive a management fee of 15% of investment gains realized by Alliance Ventures IV and Alliance Ventures V, respectively, calculated on an annual basis.

Alliance Venture Management receives 15% — 16% of the realized gains of the venture funds. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2004 or fiscal 2003. During fiscal 2002, the Company made distributions of cash and marketable securities to the partners of Alliance Venture Management totaling $5.2 million. Details of the distributions are as follows (in thousands):

	Fiscal 2002
	Market Value of	Cash	Total
Officer/Employee	Stock Distributed	Distributed	Distributions
N. Damodar Reddy	$995	$571	$1,566
C.N. Reddy	995	571	1,566
Non-executive employee	1,175	686	1,861
Former employees	126	76	202

Totals	$3,291	$1,904	$5,195

Annually, Alliance Venture Management earns 0.5% of the total fund commitment of Alliance Ventures I, II, III, IV and V. During fiscal 2004, the Company incurred $875,000 of commitment fees. This amount was offset by expenses incurred by the Company on behalf of Alliance Venture Management of approximately $870,000. Neither N. Damodar Reddy nor C.N. Reddy received any commitment fees during fiscal 2004 or fiscal 2003.

N. Damodar Reddy and C.N. Reddy have formed private venture funds, Galaxy Venture Partners, L.L.C., Galaxy Venture Partners II, L.L.C. and Galaxy Venture Partners III, L.L.C., which have invested in 26 of the 40 total companies invested in by Alliance Venture Management’s investment funds. Multiple Alliance Venture Management investment funds may invest in the same investee companies. The Company acquired Chip Engines in the fourth quarter of fiscal 2003. As part of this acquisition, the Company assumed net liabilities of approximately $1.1 million, including an outstanding note of $250,000 in principal amount held by Galaxy Venture Partners. During the second quarter of fiscal 2004, the Company repaid the note in full including approximately $22,000 of accrued interest.

C.N. Reddy, an officer and Director of the Company, is a general partner of Solar, an investor in Solar and participates in running Solar’s daily operations. Solar has invested in 17 of the 40 total companies in which Alliance Venture Management’s fund’s have invested.

On May 18, 1998, the Company provided loans to C.N. Reddy and N. Damodar Reddy and one other Director, Sanford Kane, aggregating $1.7 million. The Reddys’ loans were used for the payment of taxes resulting from the gain on the exercise of non-qualified stock options. The loan to Sanford Kane was used for the exercise of stock options. Under these loans, both principal and accrued interest were due on December 31, 1999, with accrued interest at rates ranging from 5.50% to 5.58% per annum. The loan to Sanford Kane was repaid in full at December 31, 1999. In 1999, 2000, and 2001, the loans to N. Damodar Reddy and C.N. Reddy were extended such that they became due on December 31, 2002. The loan to C.N. Reddy was repaid in full as of March 31, 2003 and the loan to N. Damodar Reddy was repaid in full as of June 30, 2003.

The related party receivable is $264,000 as of March 31, 2004 and is related to loans to various employees, none of whom are officers of the Company, including those in the Company’s India design center.

Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Report on Executive Compensation” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

Report of Compensation Committee

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended March 27, 2004. The Compensation Committee of the Board of Directors sets the base salary of the Company’s executive officers and approves individual bonuses for executive officers.

General Compensation Policy

The Compensation Committee’s overall policies with respect to executive officers is guided by the following principles:

(a)	Compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance the Company’s performance;

(b)	Compensation arrangements shall promote ownership of the Company stock to align the interests of management and stockholders;

(c)	Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation;

(d)	In approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration; and

(e)	Cash incentive compensation plans for senior executives shall link pay to achievement of financial goals for the Company.

Each executive officer’s compensation package is comprised of three elements: (i) base salary that reflects individual expertise and performance and is designed primarily to be competitive with salary levels in the industry, (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders, and (iii) for executive officers in the sales and marketing functions, and for other executive officers in certain other circumstances (including the Company’s Vice President, Finance and Administration and Chief Financial Officer, Ronald K. Shelton), annual or quarterly cash bonuses related to the performance of the Company in such executive officer’s functional area. In addition, from time to time prior to fiscal 2003 and 2004 the Company has forgiven certain debt obligations of executive officers to the Company.

Factors

Several important factors considered in establishing the components of each executive officer’s compensation package for the 2004 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

Base Salary. The base salary for each executive officer is set primarily on the basis of the individual’s qualifications and relevant goals, the strategic goals for which he or she has responsibility, the incentives necessary to attract and retain qualified management based primarily upon the salary levels in effect for comparable positions in similarly situated companies within the semiconductor industry, and internal comparability considerations. The Compensation Committee believes that the Company’s most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the section “Comparison of Stockholder Return,” below. Company performance does not play a significant role in the determination of base salary.

Stock-Based Incentive Compensation. Following dissolution of the Stock Benefit Committee in January 2004, the Compensation Committee approves periodic grants of stock options to each of the Company’s executive officers. The grants of stock options are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, vesting schedules of options granted pursuant to the Company’s 2002 Stock Option Plan (historically over five years from the date of grant) encourage a long-term commitment to the Company by its executive officers. Each grant pursuant to the 2002 Stock Option Plan generally allows the optionee to acquire shares of the Company’s Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (historically, up to one year after full vesting), thus providing a return to the optionee only if the market price of the shares appreciates over the option term. The size of the option grant pursuant to the 2002 Stock Option Plan to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but also takes into account the individual’s potential for future responsibility and promotion over the option vesting period, the individual’s performance in recent periods, industry practices and norms and the incentives granted in prior years and existing levels of stock ownership. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the factors described above. In addition, executive officers are eligible to participate in the Company’s 1996 Employee Stock Purchase Plan, which affords Company employees (other than owners of 5% or more of the Company’s securities) the opportunity to purchase Company Common Stock twice a year at a discount to the market value on the date of purchase, by utilizing funds that have been withheld from the employee’s payroll during the preceding six-month period (employees may elect to have up to 10% of their payroll withheld for such purpose).

Annual or Quarterly Cash Bonuses. The Company may pay annual or quarterly bonuses to executive officers related to the performance of the Company in such executive officer’s functional area. In addition, in certain circumstances, the Company will award cash bonuses to executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual or business unit performance.

Chief Executive Officer Compensation

In setting the compensation payable during fiscal 2004 to the Company’s Chief Executive Officer, N. Damodar Reddy, the Compensation Committee used the same factors described above for the executive officers.

Other Matters

In addition, as described elsewhere in this Proxy Statement, Alliance Venture Management, LLC (“Alliance Venture Management”), a California limited liability company, manages and acts as general partner of Alliance Ventures I, II, III, IV and IV. Alliance Venture Management does not directly invest in the investment funds with the Company, but it is entitled to receive (i) a management fee out of the net profits of the investment funds and (ii) a commitment fee based on the amount of capital committed to each partnership, each as described more fully below. This structure was created to provide incentives to the individuals who participated in the management of the investment funds, which includes N. Damodar Reddy and C.N. Reddy. Annually, Alliance Venture Management earns 0.5% of the total fund commitment of Alliance Ventures I, II, III, IV and V. In fiscal 2004, the Company incurred $875,000 of commitment fees. This amount was offset in its entirety by expenses incurred by the Company on behalf of Alliance Venture Management of approximately $870,000. Neither N. Damodar Reddy nor C. N. Reddy received any commitment fees during fiscal 2003, fiscal 2003 or fiscal 2002. In addition, Alliance Venture Management receives 15% – 16% of the realized gains of the venture funds. No distribution of cash and/or marketable securities was made to the partners of Alliance Venture Management during fiscal 2004.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1.0 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company’s compensation philosophy, and the Company’s best interests.

Employment Contracts and Termination of Employment Arrangements

The Company presently has no employment contracts, plans or arrangements in effect for executive officers in connection with their resignation, retirement or termination of employment or following a change in control or ownership of the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Juan A. Benitez (Chairman) and Sanford L. Kane. None of Mr. Kane or Mr. Benitez was at any time during fiscal 2004 or any other time an officer or employee of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or Directors of another entity. See “Certain Transactions.”

Submitted by the Compensation Committee of the Company’s Board of Directors:

Juan A. Benitez, Chairman
Sanford L. Kane, Member

Audit Committee Report

The Audit Committee of the Company’s Board of Directors is composed of three Directors. Each of the members of the Audit Committee is “independent” as defined by the Nasdaq Marketplace Rules. It operates under a written charter adopted by the Board of Directors.

The Audit Committee appoints an accounting firm to be engaged as the independent accountants for the Company, subject to stockholder ratification, and approves the compensation of, and oversees, the Company’s independent accountants. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP (“PWC”), the Company’s independent auditors.

The Audit Committee discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Specifically, the Audit Committee has met, reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended March 27, 2004 with the Company’s management, which has the primary responsibility for the financial statements, as well as the Company’s independent auditors, PWC, who are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

The Audit Committee has received and reviewed the written disclosures and the letter from PWC, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 27, 2004.

Submitted by the Audit Committee of the Company’s Board of Directors:

Sanford L. Kane, Chairman
Gregory E. Barton, Member
Juan A. Benitez, Member

Fees Billed for Services Rendered by Principal Accountant

PWC has been the independent auditing firm that audits the consolidated financial statements of the Company since the Company’s inception in 1985. In accordance with its standing policy, PWC periodically changes the personnel who work on the audit. In addition to performing the audit of the Company’s consolidated financial statements, PWC provided various other services during fiscal 2003 and 2004. The fees for services provided during fiscal 2003 and 2004 for each of the following categories of services are set forth below.

	2004	2003
Audit Fees (a)	$350,000	$495,000
Audit Related Fees (b)	$50,000	—
Tax Fees (c)	$20,394	$9,538
All Other Fees	—	—

     (a) Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings, and includes fees for consents and comfort letters.

     (b) Audit related fees represent fees for accounting consultations related to potential transactions.

     (c) Tax fees principally included fees for tax advice planning fees. All such services were pre-approved by the Audit Committee.

     The Audit Committee has delegated to Mr. Kane the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent auditors and associated fees, provided that he reports any pre-approval of audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

     PWC did not provide any services related to financial information systems design and implementation during fiscal 2004. The Audit Committee has discussed with PWC the issue of its independence from the Company, and concluded that the nonaudit services performed by PWC are compatible with maintaining their independence.

Comparison of Stockholder Return

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this section entitled “Comparison of Stockholder Return” shall not be incorporated by reference into any such filings or into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

The graph below compares the cumulative stockholder return on the Company’s Common Stock from March 31, 1999 to March 31, 2004 with the cumulative return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Component Stock Index over the same period (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 1999 and reinvestment of all dividends).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ALLIANCE SEMICONDUCTOR CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*$100 invested on 3/31/99 in stock or index-
including nonvestment of dividends.
Fiscal year ending March 31.

Graph produced by Research Data Group, Inc.

	Cumulative Total Return
	3/99	3/00	3/01	3/02	3/03	3/04
ALLIANCE SEMICONDUCTOR CORPORATION	100.00	857.52	465.00	460.80	128.00	304.40
NASDAQ STOCK MARKET (U.S.)	100.00	198.50	76.58	59.96	49.22	76.27
NASDAQ ELECTRONIC COMPONENTS	100.00	277.26	95.56	100.79	52.58	89.32

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, our executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Common Stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during fiscal 2004, all Reporting Persons complied with all applicable filing requirements, except that the Form 3 reporting Mr. Barton’s ownership of the Company’s stock was filed late.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all Directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions.

Other Business

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of such meeting. As to any business that may properly come before the Annual Meeting, or any adjournment thereof, however, it is intended that Proxies, in the form enclosed, will be voted in accordance with the judgment of the persons voting such Proxies.

By Order of the Board of Directors,
/s/ N. Damodar Reddy
N. Damodar Reddy
President and Chief Executive Officer

Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail the enclosed proxy in the return envelope provided so that your shares will be represented at the meeting.

ANNEX A

ALLIANCE SEMICONDUCTOR CORPORATION

Charter for the Nominating and Corporate Governance Committee of the Board of Directors

Adopted by the Board of Directors of Alliance Semiconductor Corporation

(January 22, 2004)

Purpose

     The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the board of directors (the “Board”) of Alliance Semiconductor Corporation (the “Company”) is to:

     (a) provide periodic review and interpretation of the Company’s corporate governance policies;

     (b) consider and make recommendations to the Board concerning the appropriate size and needs of the Board;

     (c) consider candidates to fill vacant Board positions;

     (d) establish performance criteria for itself and evaluate itself and individual members on a regular basis;

     (e) consider policies relating to the Board and directors, including committee structure and size, share ownership, and retirement and resignation; and

     (f) provide minutes of Committee meetings to the Board, and report to the Board on, any significant matters arising from the Committee’s work.

Composition

     The Committee shall be composed of two or more directors, as determined by the board of directors, each of whom shall satisfy the requirements of Nasdaq.

Responsibilities

     The Committee is charged by the Board with the responsibility to:

     (a) provide periodic review and interpretation of the Company’s corporate governance policies;

     (b) consider and make recommendations to the Board concerning the appropriate size and needs of the Board;

     (c) consider candidates to fill vacant Board positions;

     (d) establish performance criteria for itself and evaluate itself and individual members on a regular basis;

     (e) consider policies relating to the Board and directors, including committee structure and size, share ownership, and retirement and resignation; and

     (f) provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

ALLIANCE SEMICONDUCTOR CORPORATION PROXY FOR
2004 ANNUAL MEETING OF STOCKHOLDERS AUGUST 27, 2004

     THIS PROXY IS SOLICITED ON BEHALF OF ALLIANCE SEMICONDUCTOR CORPORATION’S BOARD OF DIRECTORS

     The undersigned hereby appoints N. Damodar Reddy and Ronald K. Shelton, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation thereof, on behalf of and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Alliance Semiconductor Corporation (the “Company”) to be held at the Company’s headquarters, 2575 Augustine Drive, Santa Clara, California 95054 on Friday, August 27, 2004 at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting as directed on the reverse side of this proxy, and, in their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION AND FOR PROPOSAL 2. In their discretion, the proxy holders named above are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors recommends a vote for election of each of the five nominees and for Proposal 2. The undersigned hereby acknowledges receipt of: (a) the Notice of 2004 Annual Meeting of Stockholders of the Company; (b) the accompanying Proxy Statement; and (c) the Annual Report to Stockholders for the fiscal year ended March 27, 2004.

☒ Please mark your votes as in this example

	Withhold for All	For All Nominees Below
	(except as indicated)	(except as indicated)
1. Election of Directors JUAN A. BENITEZ, SANFORD L. KANE, GREGORY E. BARTON, C. N. REDDY AND N. DAMODAR REDDY.	☐	☐

(If you wish to withhold authority to vote for any individual nominee, strike through the nominee’s name above.) (The Board recommends a vote “FOR” all nominees)

	For	Against	Abstain
2. Ratification of Appointment of Price- waterhouseCoopers LLP As The Company’s Independent Accountants. (The Board recommends a vote “FOR”).	☐	☐	☐

     Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed in full corporate name by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed in partnership name by an authorized person. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

     Whether Or Note You Plan To Attend The Meeting In Person, You Are Urged To Sign And Promptly Mail This Proxy In The Return Envelope Provided So That Your Shares May Be Represented At The Meeting.

Signature(s)                                                           Dated:                                       , 2004

     Please Vote, Date, Sign And Promptly Return This Proxy In The Enclosed Return Envelope Which Is Postage Prepaid If Mailed In The United States.